Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[ X]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ss.240.1a-11(c) or ss.240.1a-12


                              GULFWEST OIL COMPANY
                (Name of Registrant as Specified In Its Charter)


                              GULFWEST OIL COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3)
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     4)   Proposed maximum aggregate value of transaction:

     * Set forth amount on which the filing is calculated and state how it was determined.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1) Amount previously paid:

               2) Form, Schedule or Registration Statement No.:

               3) Filing Party:

               4) Date Filed:

Notes:

                              GULFWEST OIL COMPANY
                           2644 Sherwood Forest Plaza
                                    Suite 229
                          Baton Rouge, Louisiana 70816


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held on October 21, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of GulfWest Oil Company (the "Company") will be held at the Gleneagles Country Club, 5401 West Park Boulevard, Plano, Texas, on Tuesday, October 21, 1997 at 6:30 p.m., local time, for the following purposes:

          (1) To elect seven members of the Board of Directors, which presently consists of seven directors, for the term of one year or until the next Annual Meeting of Shareholders.

          (2) To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The close of business on August 29, 1997 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder during ordinary business hours at the offices of the Company at 2644 Sherwood Forest Plaza, Suite 229, Baton Rouge, Louisiana 70816 or 16800 Dallas Parkway, Suite 250, Dallas, Texas 75248.

     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

     SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                         By Order of the Board of Directors


                                         /s/Jim C. Bigham
                                         -------------------------------------
                                         Jim C. Bigham
                                         Secretary

Baton Rouge, Louisiana
September 15, 1997

                              GULFWEST OIL COMPANY
                           2644 Sherwood Forest Plaza
                                    Suite 229
                          Baton Rouge, Louisiana 70816

                                 PROXY STATEMENT

                                       For

                         ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on October 21, 1997


     This Proxy Statement is being first mailed on September 15, 1997 to shareholders of GulfWest Oil Company (the "Company") by the Board of Directors (the "Board") to solicit proxies (the "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the Gleneagles Country Club, 5401 West Park Boulevard, Plano, Texas, at 6:30 p.m., local time, on Tuesday, October 21, 1997, or at such other time and place to which the Meeting may be adjourned.

     All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted (i) FOR the election of the persons named herein under "Election of Directors" as nominees for election as directors of the Company for the term described therein, and (ii) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

     Where a shareholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time by providing written notice of such revocation to GulfWest Oil Company, 2644 Sherwood Forest Plaza, Suite 229, Baton Rouge, Louisiana 70816, Attention: Jim Bigham. If notice of revocation is not received by the Meeting date, a shareholder may nevertheless revoke a Proxy if he attends the Meeting and desires to vote in person.

                        RECORD DATE AND VOTING SECURITIES

     The record date for determining the shareholders entitled to vote at the Meeting is the close of business on Friday, August 29, 1997 (the "Record Date"), at which time the Company had issued and outstanding 1,753,428 shares of Common Stock, par value $.001 per share (the "Common Stock"). Common Stock is the only class of outstanding voting securities of the Company.

                                QUORUM AND VOTING

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. Each share represented at the Meeting in person or by proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in his or her name. In order to be elected a director, a nominee must receive the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting. Abstentions and broker non-votes will not be counted in the election of directors.

                              ELECTION OF DIRECTORS

     The Board of the Company presently consists of seven directors, four elected and three appointed, all of whom have been nominated for re-election or election. Each director shall serve until the next Annual Meeting of Shareholders and until his successor is elected and qualified.

     It is expected that the nominees named below will be able to accept such nominations. If any of the below nominees for any reason is unable or is unwilling to serve at the time of the Meeting, the Proxy holders will have discretionary authority to vote the Proxy for a substitute nominee or nominees. The following sets forth information as to the nominees for election at the Meeting, including their ages, present principal occupations, other business experience during the last five years, memberships on committees of the Board and directorships in other publicly-held companies.

                                                                                                  Year First
                                                                                                    Elected
                                                                                                   Director
     Name                                       Age              Position                         or Officer

John E. Loehr(1)(2)(3)                          51         Chairman of the Board,                    1992
                                                           Chief Financial Officer and
                                                           Director
Marshall A. Smith III(1)(2)                     49         President, Chief Executive                1989
                                                           Officer and Director
Jim C. Bigham                                   61         Executive Vice President,                 1991
                                                           Secretary  and Director
Ned W. Fowler(2)(3)                             69         Director                                  1990
Charles D. Ledford                              63         Director                                  1996
Henri M. Nevels                                 32         Director                                  1996
James L. Crowson(3)                             58         Director


(1)      Member of the Audit Committee.
(2)      Member of the Budget Committee.
(3)      Member of the Compensation Committee.


     John E. Loehr was elected chairman of the board on September 1, 1993 and appointed Chief Financial Officer, effective November 22, 1996. Mr. Loehr was formerly president of Star-Tex Asset Management, a commodity trading advisor, a position he held from 1988 until 1992 when he sold his ownership interest. Mr. Loehr is currently president and sole shareholder of ST Advisory Corporation and vice-president of Star- Tex Trading Company. Mr. Loehr is a CPA and is a member of the American Institute of Certified Public Accountants and Texas Society of Certified Public Accountants.

     Marshall A. Smith III has served as an officer and a director of the Company since July 1989. From July, 1989 to November 20, 1992, he served as president and chairman of the Board. On November 20, 1992, he resigned as president but continued as chief executive officer and chairman of the board. Upon the resignation of Charles Major as president on September 1, 1993, Mr. Smith assumed the duties as president and resigned the position of chairman of the board. Prior to joining the Company, Mr. Smith served in various capacities in a number of family controlled companies.

     Jim C. Bigham is a retired United States Air Force Major. During his career, he served in both command and staff officer positions in the operational, intelligence and planning areas. Prior to joining the Company, Mr. Bigham held management and sales positions in the real estate and printing industries.

     Ned W. Fowler currently serves as a special advisor to OGERD Corporation, a company engaged in the marketing of equipment and supplies to the petroleum and petrochemical industries worldwide. In December, 1994, Mr. Fowler retired as executive vice president and a director of IRI International, Inc., positions he had held since 1985. IRI International, Inc. manufactures, markets and services oil well drilling rigs nationally and internationally. The company was formed in 1985 as a merger of the Ideco Division of Dresser Industries and Ingersoll-Rand Oil Field Products Company. Mr. Fowler was president of Ideco- Dresser from 1982 until the merger with Ingersoll-Rand.

     Charles D. Ledford was appointed a director on August 5, 1996 to serve until the next annual shareholders' meeting. Mr. Ledford was chairman of the board, chief executive officer and president of ECO2, Inc., from its inception in 1991 until his resignation effective February 27, 1997. Since 1976, he has been active in research and development and the study of the application of pyrolysis in business. In 1992, he patented a process converting scrap rubber tires into carbon black and fuel oil through the use of pyrolysis.

     Henri M. Nevels was appointed a director of the Company on August 22, 1996 to serve until the next annual shareholders' meeting. Mr. Nevels has extensive experience in international business and finance. For the past 7 years, he has been a key advisor to a private European investor group with international holdings, including those in the United States and China.

     James L. Crowson was appointed a director of the Company on July 8, 1997. Mr. Crowson is Deputy chancellor for Texas Tech University and Texas Tech University Health Sciences Center, a position he assumed in 1996. He is responsible for activities of the Board of Regents and is the direct administrator over the Vice Chancellors for institutional advancement, governmental relations, legal affairs, and fiscal affairs. From 1987 to 1995, Mr. Crowson was employed by the Lomas Financial Group as Senior Vice President and General Counsel until 1994 and as Executive Vice President in 1994-1995. Mr. Crowson served in various positions from 1970 to 1980 in the University of Texas System.


Meetings and Committees of the Board

     The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met eight times during the calendar year ended December 31, 1996 ("1996").

     The Board has three standing committees: the Audit Committee, the Finance and Budget Committee and the Compensation Committee. The functions of these committees, their current members, and the number of meetings held during 1996 are described below.

     The Audit Committee was established to review the professional services and independence of the Company's independent auditors, and the Company's accounts, procedures and internal controls. The Audit Committee is comprised of Mr. John
E. Loehr (Chairman) and Mr. Marshall A. Smith III. The Audit Committee met twice in 1996.

     The Finance and Budget Committee was established to make recommendations to the Board in the areas of financial planning, strategies and business alternatives. The Finance and Budget Committee is comprised of Mr. John E. Loehr (Chairman), Mr. Ned W. Fowler and Mr. Marshall A. Smith III. The Finance and Budget Committee did not meet in 1996.

     The function of the Compensation Committee is to fix the annual salaries and other compensation for the officers and key employees of the Company. It also approves and administers the Company's Stock Option Plan. The Compensation Committee is comprised of Mr. Ned W. Fowler (Chairman), Mr. John E. Loehr and Mr. James L. Crowson. The Compensation Committee met twice in 1996.

     The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board as a whole.


Compensation of Directors

     The Company does not pay fees to directors for their Board activities.  The
Company  has  paid  travel  and  entertainment   expenses  incurred  by  certain
directors.

     On May 11, 1995, the Board granted Mr. John E. Loehr, chairman, the right and option to acquire equity securities of the Company as long-term compensation for his services to the Company and as an incentive to assist the Company in arranging an underwriting of a private placement debenture. The rights granted to Mr. Loehr were vested upon the successful close of the private placement debenture and were retroactive to May 11, 1995. With respect to each issuance by the Company of equity securities, Mr. Loehr shall have the right to receive or acquire equity securities in a quantity which would enable him to acquire ten percent (10%) of the aggregate equity securities issued, sold, or granted by the Company in connection with the issuance at the same price and under the same conditions, except that Mr. Loehr shall be entitled to exercise his rights to acquire such securities for a period of ten years following issuance. The rights were terminated as to future issuances by agreement on August 30, 1996. Under the agreement, Mr. Loehr may acquire warrants to purchase 170,000 shares of Common Stock at an exercise price of $3.00 per share. The warrants were issued on December 1, 1996.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of September 15, 1997, regarding the beneficial ownership of Common Stock by each person known by the Company to own 5% or more of the outstanding Common Stock, each director of the Company, certain named executive officers, and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.


 Name and Address of                            Amount and Nature of
  Beneficial Owner                              Beneficial Ownership                           Percent

John E. Loehr                                         460,402(1)(2)                              21.2%

Marshall A. Smith III                                 321,337(2)(3)                              15.5%

Jim C. Bigham                                         157,750(2)(4)                               8.3%

A. Van Nguyen                                          25,000(5)                                  1.4%

Ned W. Fowler                                          45,833(6)                                  2.6%

Charles D. Ledford                                       0.00                                     0.00

Henri M. Nevels                                        11,430(7)                                   *

James L. Crowson                                         0.00                                     0.00

All current directors and officers                  1,033,117(8)                                 38.3%
as a group (8 persons)

Senior Drilling Company                               230,482(9)(10)                             12.0%

HS Energy Private Rig                                 216,667(11)(12)                            11.0%
Partnership 1981, Ltd.

Anaconda Opportunity Fund,                            305,988(13)(14)(15)                        14.9%
L.P. c/o Anaconda Capital

American High Growth                                  152,994(13)(16)(17)                         8.0%
Retirement Trust

Donald & Co. Securities, Inc.                         150,625(18)(19)                             8.1%

Carlin Equities Corporation                           191,242(13)(20)(21)                         9.8%

Delaware Charter Guaranty                              89,884(13)(22)(23)                         4.9%
and Trust, FBO B. Leon Skinner

Madisonville Partnership, Ltd.                        200,000(24)(25)                            10.2%

Renier Nevels                                         530,000(26)(27)                            23.4%

NR Atticus, Ltd.                                      168,293(13)(28)(29)                         8.8%

SPAGS N.V,                                            206,000(30)(31)                            10.5%




 Name and Address of                             Amount and Nature of
  Beneficial Owner                               Beneficial Ownership                           Percent

VJW, Inc.                                             350,000(32)(33)                            16.6%

Internet Financial Relations                          100,500(34)(35)                             5.5%


*        Less than 1%

                    1 Includes 388,158 shares subject to presently exercisable warrants and options and 20,494 shares held directly, 30,000 shares subject to presently exercisable warrants and 19,750 shares held by ST
                         Advisory Corporation, and 2,000 shares held by the Joanna Drake Loehr Trust. Mr. Loehr is president and
                         sole   shareholder  of  ST  Advisory   Corporation.

                    2 Shareholder's address is 16800 Dallas Parkway, Suite 250, Dallas, Texas 75248.

                    3 Includes 317,588 shares subject to presently exercisable warrants and options and 333 shares owned directly, 83 shares owned by Joyce Smith, the wife of Mr. Smith, and 3,333 shares owned by Marshall A. Smith IV and Mark Shelton, sons of Mr. Smith. Mr. Smith III disclaims beneficial ownership of the shares of and warrants owned by Senior Drilling Company, which is controlled by Mitchell D. Smith, the brother of Mr. Smith III.

                    4    Includes    147,800   shares   subject   to   presently
                         exercisable warrants and options, and 9,950 shares held directly.

                    5 Includes 25,000 shares subject to presently exercisable options.

                    6 Includes 20,200 shares subject to presently exercisable warrants and 25,633 shares held directly.

                    7 Includes 11,430 shares subject to presently exercisable warrants. Mr. Nevels disclaims beneficial ownership of the shares and warrants owned by his father, Renier Nevels.

                    8    Includes    940,176   shares   subject   to   presently
                         exercisable options and 92,941 shares held directly or indirectly.

                    9 Includes 166,754 shares subject to presently exercisable warrants and 63,728 shares held directly. Senior Drilling Company is controlled by Mitchell D. Smith, the brother of the president of the Company.

                    10 Shareholder's address is 8126 One Calais Avenue, Suite 2-C, Baton Rouge, Louisiana 70809.

                    11 Includes 200,000 shares subject to presently exercisable warrants and 16,667 shares held directly. The general partner of HS Energy Private Rig Partnership 1981, Ltd. is HS Energy, Inc. whose president is Ray Holifield.

                    12 Shareholder's address is 6309 N. O'Connor Blvd., Bldg. II, Suite 210, Irving, Texas 75039.

                    13 The number of shares issuable upon conversion of Preferred Stock is based upon a price per share of Common Stock of $1.77 which is 70% of the average closing bid price of the Common Stock for the fifteen trading days ended September 15, 1997.


                    14 Includes 225,988 shares issuable upon conversion of immediately convertible Preferred Stock and 80,000 shares subject to presently exercisable warrants.

                    15 Shareholder's address is 730 Fifth Avenue, 15th Floor, New York, New York 10019.

                    16 Includes 112,994 shares issuable upon conversion of immediately convertible Preferred Stock and 40,000 shares subject to presently exercisable warrants.

                    17 Shareholder's address is 725 Fifth Avenue, 24th Floor, New York, New York 10022.

                    18 Includes 45,625 shares and 105,000 shares subject to presently exercisable options.

                    19 Shareholder's address is 65 East 55th Avenue, 12th Floor, New York, New York 10022.

                    20 Includes 141,242 shares issuable upon conversion of immediately convertible Preferred Stock and 50,000 shares subject to presently exercisable warrants.

                    21 Shareholder's address 250 Park Avenue, 12th Floor, New York, New York 100177.

                    22 Includes 66,384 shares issuable upon conversion of immediately convertible Preferred Stock and 23,500 shares subject to presently exercisable warrants.

                    23 Shareholder's address is P. O. Box 8963, Wilmington, Delaware 19899-8963.

                    24   Includes    200,000   shares   subject   to   presently
                         exercisable warrants.

                    25 Shareholder's address is 3838 Oak Lawn Avenue, Suite 1220, Dallas, Texas 75219.

                    26 Includes 15,000 shares, 200,000 shares subject to immediately convertible Preferred Stock at a price per share of Common Stock of $5.00, and 315,000 shares subject to presently exercisable warrants.

                    27 Shareholder's address is P. O. Box 1, 3680 Maaseik, Belgium.

                    28 Includes 124,293 shares issuable upon conversion of immediately convertible Preferred Stock and 44,000 shares subject to presently exercisable warrants.

                    29 Shareholder's address is c/o Atticus Capital, 153 East 53rd St., 43rd Floor, New York, New York 10022.

                    30   Includes    206,000   shares   subject   to   presently
                         exercisable warrants.

                    31 Shareholder's address is P. O. Box 744, Curacao, Netherlands, Antilles.

                    32   Includes    250,000   shares   subject   to   presently
                         exercisable options.

                    33 Shareholder's address 1111 Bagby, Suite 2420, Houston, Texas 77702.

                    34 Includes 17,000 shares and 83,500 shares subject to presently exercisable warrants.

                    35 Shareholder's address is 575 South Anaheim Hills Rd., Anaheim, California 92807.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information regarding compensation paid to the Company's executive officers whose total annual compensation is $100,000 or more during each of the last three years.

                                                                                     Long Term
                                                                                    Compensation
                                                         Annual Compensation           Awards
                                 Year                               Other Annual                      All Other
Name and Principal Position      End        Salary($)    Bonus($)  Compensation($)     Options(#)  Compensation($)

Marshall A. Smith                1996       100,000         -            -                -           158,400
  President and Chief            1995       100,000         -            -                -              -
    Executive Officer            1994       100,000         -            -              30,000           -

John E. Loehr                    1996          -            -            -                -           158,400
 Chief Financial Officer

Jim C. Bigham                    1996        66,000         -            -                -            66,650
 Executive Vice President        1995        60,000         -            -                -              -
                                 1994        60,000         -            -              15,000           -

     All Other Compensation includes warrants issued to Mr. Smith and Mr. Loehr each to acquire 200,000 shares at an exercise price of $3.00 per share, 50,000 shares at an exercise price of $5.00 per share, and 20,000 shares at an exercise price of $5.75 per share. Mr. Bigham was issued warrants to acquire 2,750 shares at an exercise price of $.50, 500 shares at an exercise price of $1.75, 100,000 shares at an exercise price of $3.00 and 2,750 at an exercise price of $5.00. The value of warrants issued was derived utilizing the Black-Sholes pricing model.

Option Grants During 1996

     There were no options granted to the named executive officers during the year ended December 31, 1996.

Option Exercises During 1996 and
Year End Option Values (1)
                                              Number of                      Value of
                                        Securities Underlying              Unexercised
                                             Unexercised                  In-the-Money
                                               Options                      Options
                                             at FY-End (#)                at FY-End ($)
                                             Exercisable/                 Exercisable/
Name                                        Unexercisable                Unexercisable

Marshall A. Smith                              14,000(2)                      -0-
                                                -0-                           -0-
Jim C. Bigham                                  15,000                         -0-
                                                -0-                           -0-

                    (1) Since no options were exercised by the above-named executives in 1996, no shares were acquired or value realized upon the exercise of options of such person in the last fiscal year.

                    (2)  Mr. Smith transferred 16,000 unexercised options to Mr.
                         Loehr during 1995.


                                        8

Stock Performance Chart

     The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years ended December 31, 1995 with the cumulative total return on The Nasdaq Stock
Market Index and The Nasdaq  Non-Financial  Stock Index. The comparison  assumes
$100 was invested on December 31, 1990 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Company paid no dividends during such five- year period.

                       COMPARISON OF FIVE-YEAR CUMULATIVE
                                  TOTAL RETURN
         AMONG COMPANY, NASDAQ INDEX & NASDAQ NON-FINANCIAL STOCK INDEX



NASDAQ Index               100.00       116.378       133.595         130.587       184.784         227.164

Non Financial              100.00       109.390       126.300         121.440       169.240         205.360

GulfWest                   100.00       191.666        91.666          91.666        74.990         100.000



Report of the Compensation Committee of the Board on Executive Compensation

     The Board approved an annual salary for the CEO of $100,000 on July 1, 1991 and it remained at that level through 1996. The salary for the CEO was not set pursuant to a specific formula but was the result of negotiations between the Board and the CEO. Effective April 1, 1997, the Compensation Committee recommended and the Board approved increasing the annual salary of the CEO to $125,000.

     On April 16, 1993, the Board established the Compensation Committee and authorized it to develop and administer an executive compensation system which will enable the Company to attract and retain qualified executives. Compensation for the CEO and other executive officers is determined by the Compensation Committee which functions under the philosophy that compensation of executive officers, specifically including that of the CEO, should be directly and materially linked to the Company's performance.

     On May 11, 1995, the Compensation Committee recommended and the Board granted to Mr. Marshall A. Smith III, president and CEO, the right to acquire equity securities of the Company as long-term compensation for his past performance to the Company and for efforts in arranging a successful underwriting of the Company's private placement debenture. The rights granted to Mr. Smith are for 10 years, were vested upon the successful close of the private placement debenture and were retroactive to May 11, 1995. With respect to each issuance by the Company of equity securities, Mr. Smith shall have the right to acquire ten percent (10%) of the aggregate equity securities issued, sold, or granted by the Company in connection with the issuance at the same price and under the same conditions, except that Mr. Smith shall be entitled to exercise his rights to acquire such securities for a period of 10 years following issuance. The rights were terminated as to future issuances by agreement on August 30, 1996. Under the agreement Mr. Smith may acquire warrants to purchase 170,000 shares of Common Stock at an exercise price of $3.00 per share. The warrants were issued on December 1, 1996.

     On May 7, 1996, the Compensation Committee recommended entering into an Employment Agreement with John E. Loehr, effective June 1, 1996, for a period of five years. Mr. Loehr served as a consultant until he assumed the duties of Chief Financial Officer, as of November 22, 1996.

     On September 9, 1997, the Compensation Committee recommended entering into Employment Agreements with Mr. Marshall A. Smith III, president and CEO, Mr. Jim
C. Bigham, executive vice president and secretary, and Mr. Richard L. Creel, controller, for a period of three years. (See: "Employment and Change of Control Agreements".)

     Effective December 1, 1996, the Compensation Committee approved the issuance of warrants to Mr. Marshall A. Smith III, president and CEO, and John
E. Loehr, Chairman of the Board and Chief Financial Officer, each to acquire 30,000 shares at an exercise price of $3.00, 50,000 shares at an exercise price of $5.00 and 20,000 shares at an exercise price of $5.75. The committee also approved the issuance of warrants to Mr. Jim C. Bigham, executive vice president and secretary, to acquire 100,000 shares at an exercise price of $3.00. These warrants were issued as compensation for past services to the Company.

     This report is submitted by the members of the Compensation Committee:

         Compensation Committee:

         Ned W. Fowler, Chairman
         John E. Loehr
         James L. Crowson

Employment and Change of Control Agreements

     On May 7, 1996, the Board approved entering into an Employment and Change of Control Agreement with John E. Loehr, effective June 1, 1996, for a period of five years. Mr. Loehr served as a consultant until he assumed the duties of Chief Financial Officer, as of November 22, 1996. Under the Agreement, Mr. Loehr will receive a base annual salary of $150,000, increasing a minimum of 15% annually, with deferred compensation in the form of cash or stock as determined by the Board. Any common stock received by Mr. Loehr under the Agreement shall be based at 60% of the average bid price for the Company's common stock for the 20 days preceding issuance. In the event of a change of control, Mr. Loehr will have the option to continue as an employee of the Company under the terms of the agreement or receive a lump-sum cash severance payment equal to 300% of his annual base salary for the year following the change of control.

     Effective September 9, 1997, the Company entered into Employment Agreements with Mr. Marshall A. Smith III, president and CEO, Mr. Jim C. Bigham, executive vice president and secretary, and Mr. Richard L. Creel, controller, for a period of three years. Under the Agreements, Mr. Smith will receive a base annual salary of $125,000, Mr. Bigham $75,000 and Mr. Creel $50,000, all increasing a minimum of 15% annually. In the event of a change of control, Mr. Smith, Mr. Bigham and Mr. Creel will have the option to continue as employees of the Company under the terms of the agreement or receive a lump-sum cash severance payment equal to 300% of their annual base salary for the year following the change of control.

     A "change of control" is defined in the above Agreements as: (i) an acquisition (other than from the Company) by an individual, entity or a group (excluding the Company, its subsidiaries, a related employee benefit plan or a corporation the voting stock of which is beneficially owned following such acquisition 50% or more by the Company's stockholders in substantially the same proportions as their holdings in the Company prior to such acquisition) of beneficial ownership of 20% or more of the Company's voting stock; (ii) a change in a majority of the Board (excluding any persons approved by a vote of at least a majority of the incumbent Board other than in connection with a proxy contest); (iii) the approval by the stockholders of a reorganization, merger or consolidation (other than a reorganization, merger or consolidation in which all or substantially all of the stockholders of the Company receive 50% or more of the voting stock of the surviving company); or (iv) a complete liquidation or dissolution of the Company or the sale of all, or substantially all, of its assets.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 1, 1992, Ray Holifield and Associates, Inc. executed an unsecured promissory note to the Company for $118,645 with interest at 10% per annum, due on October 1, 1993. At December 31, 1993, the note was still outstanding. During 1994, the Company entered into an agreement with the Holifield Trust in which Holifield will make payments on the past due note from future oil and gas revenue. During 1995, $10,995 of interest payments were received. No principal payments were received during 1996 or 1995. At December 31, 1996 the unsecured promissory note has been partially reserved. Ray Holifield is a general partner of HS Energy Private Rig Partnership 1981, Ltd., a beneficial owner of more than 5% of the Company's common stock.

     On December 1, 1992, Parkway Petroleum Company, a Ray Holifield related company, executed an unsecured promissory note to the Company for $54,616 with interest at 10% per annum, due on October 1, 1993. The note was issued for amounts due from contract drilling services provided by the Company. At December 31, 1993, the note was still outstanding. During 1994, the Company entered into an agreement with the Holifield Trust in which Holifield will make payments on the past due note from future oil and gas revenue. During 1995, $6,250 of interest payments were received. No principal payments were received during 1994 or 1995. At December 31, 1996, the unsecured promissory note has been partially reserved.

     On January 10, 1994, the Company entered into a consulting agreement with Williams Southwest Drilling Co., Inc. ("Williams") whereby the Company would provide management and accounting services for $25,000 per month for a period of one year. The Company received $97,140 in consulting fee payments during 1994. Effective January 1, 1995, the Company received a promissory note from Williams for consulting fees of $202,860, bearing interest at the rate of 10% per annum and payable in quarterly installments of principal and interest. During 1995 and 1996, the Company received no payments on this note. Subsequent to the October 1, 1993 sale of GulfWest Drilling Company to Williams, Mr. Marshall A. Smith III and Mr. John E. Loehr, both officers and directors of the Company, were elected directors of Williams.

     It is the intention of Mr. Smith and Mr. Loehr to serve as directors of Williams as long as there is an outstanding indebtedness of Williams to the Company.

     On March 31, 1994, the Company extended a line of credit to Wilco Drilling and Exploration, Inc. ("Wilco") in the amount of $100,000 bearing interest at 10% per annum. The line of credit was secured by the borrower's equity in a lease/purchase agreement on drilling equipment and was further secured by a guaranty of 70% of the net cash flow from its interests in oil and gas properties. The principal was paid in full on May 26, 1995. During 1996, the Company purchased oil and gas properties from Wilco for $71,000 and incurred $200,000 in commissions to Wilco in connection with the purchase of $10.5 million of oil properties in West Texas. Star-Tex Trading Company ("Star-Tex") and MAS Partners, Inc. ("MAS") are major shareholders of Wilco. Mr. John E. Loehr, an officer and director of the Company and a director of Wilco, is vice-president of Star-Tex. Mr. Marshall A. Smith, Jr., president of MAS, is the father of the president of the Company. Mr. Marshall A. Smith III, president and director of the Company, is also a director of Wilco.

     On May 31, 1994, the Company executed a $40,000 note bearing interest at the rate of 10% per annum, payable to Star-Tex, a related entity owned by a shareholder of the Company. This note is now a subordinated promissory note and the principal and interest is due on April 23, 1998. Mr. John E. Loehr, an officer and director of the Company, is vice-president of Star-Tex.

     On January 17, 1995, the Company borrowed $20,000 from Marshall A. Smith, Sr., grandfather of the president of the Company, in the form of a note payable bearing interest at a rate of 10% and was originally due one year from the date of the note. This note is now a subordinated promissory note and the principal and interest is due on April 23, 1998.

     On February 6, 1995, the Company borrowed $50,000 from ST Advisory Corporation ("ST") in the form of a note bearing interest at 10% per annum and was originally due one year from the date of the note. This note is now a subordinated promissory note and the principal and interest is due on April 23, 1998. Additionally, the Company has accrued consulting fees to ST totaling $12,500 for services performed in connection with economic evaluations and nonrecourse financing arrangements for future acquisitions of oil and gas properties and other corporate development opportunities. Mr. John E. Loehr, an officer and director of the Company, is president and sole shareholder of ST Advisory Corporation.

     During 1995, the Company issued 13,100 shares of common stock and warrants to purchase 48,000 shares of common stock at a price of $5.00 per share in connection with notes payable to other related parties. On March 27, 1996, these parties agreed to extend payment of principal and interest on their outstanding notes to April 1, 1997. These notes are now subordinated promissory notes and the principal and interest is due on April 23, 1998.

     On March 27, 1996, the Company entered into agreements with two of its officers to convert deferred compensation in the amount of $47,340 to notes payable due April 1, 1997. These notes are now subordinated promissory notes and the principal and interest is due on April 23, 1998. As of December 31, 1996, accrued compensation to one officer totaled $10,500.

     At a Board meeting on May 7, 1996, a majority of the disinterested directors approved a resolution whereby the Company may grant loans, if requested, to directors (other than disinterested directors), officers and employees to exercise warrants and/or options beneficially owned.

     During 1996, the Company paid consulting fees to Gulf Coast Exploration, Inc. ("GCX") in the amount of $40,445 for services rendered in the identification, evaluation, acquisition and operation of Company' oil and gas properties. The president of GCX is Marshall A. Smith, Jr., the father of Company's president.


                             SECTION 16 REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to 1995, or written representations from certain reporting persons, the Company believes that its officers, directors and persons who own more than 10% of a registered class of the Company's equity securities have complied with all applicable filing requirements, with the exception of Charles D. Ledford, a director, who was late filing his Form 3.


                              INDEPENDENT AUDITORS

     The Board has engaged Weaver & Tidwell, L.L.P. as independent auditors to examine the Company's accounts.


                             SHAREHOLDERS' PROPOSALS

     Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered in the Proxy Statement and Proxy relating to the 1998 Annual Meeting of Shareholders, such proposals must be received by the Company not later than December 31, 1997. Such proposals should be directed to GulfWest Oil Company, 2644 Sherwood Forest Plaza, Suite 229, Baton Rouge, Louisiana 70816, Attn: Secretary.


                                 OTHER BUSINESS

     The Board knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

                                  MISCELLANEOUS

     All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. The Company has not engaged a proxy solicitor.

     The Annual Report to Shareholders of the Company, including financial statements for the year ended December 31, 1996, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

                                  By Order of the Board


                                  \s\Jim C. Bigham
                                  ------------------------------------------
                                  Jim C. Bigham
                                  Secretary

Baton Rouge, Louisiana
September 15, 1997

                              GULFWEST OIL COMPANY


                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 21, 1997


     The undersigned hereby appoints Jim C. Bigham proxy of the undersigned, with power of substitution, to vote all shares of Common Stock of the Company held by the undersigned which are entitled to be voted at the Annual Meeting of Shareholders to be held October 21, 1997, and any adjournment(s) thereof as effectively as the undersigned could do if personally present.

                    (1) To elect the following persons as directors, each to serve until the next Annual Meeting of Shareholders, and until his successor is duly elected and qualified:

                           John E. Loehr                   Henri M. Nevels
                           Marshall A. Smith III           Charles D. Ledford
                           Ned W. Fowler                   James L. Crowson
                           Jim C. Bigham

                         For  all  persons  listed  (except  as  marked  to  the
                    contrary below.) Withhold authority to vote for all nominees

     Instructions: To withhold authority to vote for any individual nominees(s), write the name(s) of the Nominee(s) on the line below:



                    2) In the discretion of the proxy, on any other matter that may properly come before the meeting or any adjournments thereof.

     The shares represented by this proxy will be voted as directed. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR MATTERS (1) and (2) above.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the proxy, or his substitutes, or any of them, may lawfully do by virtue hereof.

     Please sign below, date, and return promptly in the enclosed envelope.


Dated:_______________________, 1997



                    IMPORTANT: Please date this proxy and sign your name exactly as it appears to the left. When signing on behalf of a corporation, partnership, estate, trust or in other representative capacity, please sign name and title. Where there is more than one owner, each owner must sign.